UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 11, 2006

SIBLING ENTERTAINMENT GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

333-60958	13-3963541
Commission File Number)	(IRS Employer Identification No.)

511 West 25th Street Suite 503 New York, New York 10001	(212) 414-9600
(Address of Principal Executive Offices)	(Telephone Number including Area Code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

SERIES “E” COMMON STOCK OFFERING

On May 8, 2006, the Company commenced an offering pursuant to which it will offer and sell up to a maximum, aggregate of 300,000 units (“Unit(s)”). The price of each unit is one dollar and ten cents ($1.10) for a total aggregate principal amount of $330,000. Each Unit sold shall include four (4) shares of common stock, at par value $0.001 per share and two (2) Series E-1 stock purchase warrants and two (2) Series E-2 stock purchase warrants. Each Series E-1 Warrant entitles the holder thereof to purchase one share of the Company’s common stock at a price of $0.55 per share for a period of five (5) years commencing on the date of the acceptance of the subscription agreement. Each Series E-2 Warrant entitles the holder thereof to purchase one share of the Company’s common stock at a price of $0.75 per share for a period of five (5) years commencing on the date of the acceptance of the subscription agreement.

As of the date of this filing, the Company has sold 20,000 units at a price of $1.10 per unit or $22,000 in the aggregate, or 80,000 shares in the aggregate to three (3) investors.

EXEMPTION FROM REGISTRATION

The securities issued in the private placement financing transaction were issued without registration with the Commission, pursuant to Section 4(2) of the Securities Ace of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder. The securities are offered and sold only to accredited investors as defined in Regulation D. This exemption applies because the Company did not make any public offer to sell any securities, but rather, the Company only offered securities to persons known to the Company to be accredited investors and only sold securities to persons who represented to the Company in writing that they are accredited investors.

In addition, since our last 10Q-SB filing on February 14, 2006, through the filing date of this report, the Company has sold 269,368 units (each consist of four shares and one warrant) at a price of $1.10 per unit or $269,304.80 in the aggregate, or 1,077,472 shares in the aggregate to thirteen (13) accredited investors. These units were sold pursuant to our “Series D” private placement of up to 500,000 units, or 2,000,000 shares for an aggregate offering price of $550,000. Under the Series D private placement, each unit sold shall include four (4) shares of common stock, at par value $0.001 per share and two (2) Series D-1 stock purchase warrants and two (2) Series D-2 stock purchase warrants. Each Series D-1 Warrant entitles the holder thereof to purchase one share of the Company’s common stock at a price of $0.55 per share for a period of five (5) years commencing on the date of the acceptance of the subscription agreement. Each Series D-2 Warrant entitles the holder thereof to purchase one share of the Company’s common stock at a price of $0.75 per share for a period of five (5) years commencing on the date of the acceptance of the subscription agreement. As of the date of the filing of this report, the Company has sold 499,368 units in the aggregate, or 1,997,472 shares in the aggregate, or $549,304.80 in the aggregate. This offering was closed May 5, 2006.

Item 1.01 Entry into a Material Definitive Agreement

On May 8, 2005 the Company entered into an Addendum to the Advisory Services Agreement dated May 8, 2006 with Moneta Capital Advisors (“Moneta”) , constituting a single integrated written agreement, when read with the Master Consulting Agreement, whereby the Company shall deliver to Moneta a five (5) year warrant to purchase an aggregate of up to five million (5,000,000) shares of the Company’s common stock, $0.001 par value per share at an exercise price equal to $0.275 per share contingent upon the successful merger or the acquisition of the Company by Sona Development Corp. and on the further condition that Moneta provides the additional services from the Master Consulting Agreement, including additional introductions, strategic advice and recommendations as may be necessary for the successful merger of the acquisition of the Company by Sona Development Corp.

In addition, on May 8, 2006, the Company issued to the executive officers, directors and employees of the Company 1,000,000 warrants in the aggregate. Each of these warrants have a term of five (5) years and entitle the holder to purchase one share of the Company’s $0.001 par value common stock at a price of $0.275 per share. These warrants were issued to the following individuals:

Name	Warrants
Mitchell Maxwell, President & Director	249,000
Victoria Maxwell, Vice President & Director	249,000
James Cardwell, CFO & Director	249,000
Richard Bernstein, Director	225,000
Christopher Denune, Controler	25,000
Alexa McAllister, Executive Assistant	3,000

TOTAL WARRANTS	1,000,000

Exhibit 10.1 – Addendum to the Advisory Services Agreement with Moneta Capital Advisors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIBLING ENTERTAINMENT GROUP, INC.

Dated: May 11, 2006	By:	/s/ James S. Cardwell

James Cardwell, Chief Financial Officer and Director

EXHIBIT INDEX

Exhibit No. 10.1	Addendum to the Advisory Services Agreement with Moneta Capital Advisors